Exhibit 23(d)

[PRATOR BETT, L.L.C. LETTERHEAD]

CONSENT OF PRATOR BETT, L.L.C.

As oil and gas consultants, we hereby consent to the use of our name and our reports dated October 27, October 28, and October 30, 2006 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070, 333-113204, 333-116192, and 333-17701 on Form S-8.

Prator Bett, L.L.C.

By /s/ M. Drayton Prator, III
M. Drayton Prator, III, PE
Partner

Houston, Texas
December 14, 2006